EXHIBIT 10.8 – 2007 Unit Appreciation Agreement

EAST FORK BIODIESEL, LLC
2007 UNIT APPRECIATION PLAN

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EAST FORK BIODIESEL, LLC
2007 UNIT APPRECIATION PLAN

Section 1
Purpose

                    The 2007 East Fork Biodiesel Unit Appreciation Plan (the “Plan”) has been established by East Fork Biodiesel, LLC (the “Company”), an Iowa limited liability company, to: (a) attract and retain qualified employees and directors; (b) motivate Participants to achieve long-range goals; (c) provide incentive compensation opportunities that are competitive with those of similar companies; and (d) further align Participants’ interests with those of the Company through compensation that is based on the value of the Company’s Membership Interests.

Section 2
Definitions

          2.1          Definitions. When capitalized in the Plan, the following terms have the specified meanings:

(a) “Account” means the bookkeeping account maintained on the Company’s records for each Participant to reflect the value of the Award for such Participant.

(b) “Award” means an award of a Right under the Plan, as evidenced by a Notice of Award under the Plan (in a form approved by the Administrative Committee).

(c) “Award Date” means the date the Administrative Committee makes an Award to a Participant under this Plan.

(d)          “Company” means East Fork Biodiesel, LLC, an Iowa limited liability company or any successor thereto by merger, consolidation, liquidation or other reorganization or change of control which has made provision for adoption of this Plan and the assumption of the company’s obligations thereunder.

(e)          “Beneficiary” means the person designated by the Participant on a Beneficiary Designation Form provided by the Administrative Committee which is dated and signed by the Participant and filed with the Administrative Committee prior to the Participant’s death. In the event the Participant has not named a Beneficiary, the decedent’s estate shall be the Beneficiary.

(f) “Board” means the Board of Directors of the Company.

(g)          “Change in Control” means a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, as such change is defined in Section 409A of the Code and regulations thereunder.

(h) “Code” means the Internal Revenue Code of 1986, as amended.

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(i)          “Administrative Committee” means the designated committee of the Board, which has been appointed by the Board to oversee administration of the Plan. Unless and until such committee is appointed, all references to the Administrative Committee refer to the Board.

(j)          “Disability” means a Participant: (1) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (2) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company. Medical determination of Disability may be made by either the Social Security Administration or by the provider of an accident or health plan covering employees of the Company. Upon the request of the Committee, the Participant must submit proof to the Committee of the Social Security Administration’s or the provider’s determination.

(k) “Effective Date” means the date on which this Plan is approved by the Board.

(l)          “Eligible Person” means an individual designated by the Board as eligible to participate in the Plan. Eligibility will be limited to a select group of management or highly compensated employees (of the Company and its subsidiaries) as contemplated within the meaning of ERISA. The Eligible Persons as of the Effective Date are:

(1)	the members of the Board;

(2)	the Chief Executive Officer; and

(3)	the Chief Financial Officer.

(m) “ERISA” means the Employee Retirement Income Security Act of 1934, as amended.

(n) “Fair Market Value” means the market value of each Unit of Membership Interest as of a Valuation Date, determined using the following method:

The value shall be the average value of all trades of Membership interests during the last three (3) months. If no trades have occurred during the last three (3) months, the value shall be the average of the trades that have occurred during the last six (6) months. If no trades have occurred during the last six (6) months, the value shall be the average of all trades that have occurred during the last twelve (12) months. If no trades have occurred during the past twelve (12) months, the Company shall engage a professional business valuation expert to determine the value of the Membership Interests.

(o) “Participant” means an Eligible Person who has an Account under the Plan.

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(p) “Plan” means the 2007 East Fork Biodiesel Unit Appreciation Plan, as set forth in this document and as amended from time to time.

(q) “Right” means a Unit Appreciation Right granted in accordance with Section IV of this Plan.

(r) “Unit” means the units of ownership of East Fork Biodiesel, LLC.

(s)          “Terminate” and “Termination” means that an employee terminates employment with the Company or a director ceases to be a member of the Board. If a Participant is both an employee and a director, Terminate and Termination mean the later of (1) the Participant’s termination of employment, or (2) termination as a member of the Board.

(t) “Termination Date” shall be the date an employee or director last performs services for the Company (or its subsidiaries) in conjunction with a Termination.

(u) “Valuation Date” means the date on which the value of a Unit is determined for purposes an Award or conversion of an Award under of this Plan.

          2.2          Interpretation. Wherever the fulfillment of the intent and purpose of this Plan requires, and the context will permit, the use of the masculine gender includes the feminine and use of the singular includes the plural.

Section 3
Participation

Subject to the terms and conditions of the Plan, the Administrative Committee shall determine and designate, from time to time, the Eligible Persons who will be granted one or more Awards under the Plan. Upon receiving an Award, an Eligible Person shall become a Participant in the Plan and shall continue to be a Participant until his or her entire interest in the Plan is distributed.

Section 4
Stock Appreciation Right

          4.1          Characteristics. A Right is a right that entitles the Participant to receive, in cash and under the conditions and at the time and form payable under the Plan, the value equal to the excess, if any, of: (i) the Fair Market Value of a Unit of Membership Interest on a Valuation Date; over (ii) the Fair Market Value of a Unit of Membership Interest on the date of an Award. Rights do not have voting rights or any other rights of the owner of an actual Unit.

          4.2          Aggregate Number of Units. The total number of authorized Units under this Plan is __________ (____) Units. The aggregate number of Units awarded to any one Participant shall be _______________ (___) Units; provided, however, upon Termination of a Participant, the Units awarded to him shall no longer be considered outstanding for purposes of this Section 4.2.

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          4.3          Awards. The Administrative Committee shall make Awards under this Plan by issuing a Notice of Award to Participants. Awards under this Plan shall be in the form of Rights, which shall be credited to a separate bookkeeping account for each Participant to track the value of the Rights for that Participant. Each Right shall be assigned an initial value equal to the Fair Market Value of one Unit of Membership Interest on the date of the Award. The Administrative Committee has discretion to vary the terms of an Award based on each Participant’s situation and the best interests of the Company. The Notice of Award may include such provisions as the Committee deems necessary to comply with the terms of an employment agreement between a Participant and the Company.

          4.4          Vesting.

(a)           General Schedule. Awards under this Plan shall be vested under the following schedule, provided that the Participant continues to be employed by the Company (or continues to be a director of the Company, as the case may be) at the applicable time:

Time	Vesting Percentage

The date of the Award	20%
The first anniversary of the date of the Award	40%
The second anniversary of the date of the Award	60%
The third anniversary of the date of the Award	80%
The fourth anniversary of the date of the Award	100%

The unvested portion of an Award shall be immediately forfeited upon the Participant’s Termination Date.

(b)          Accelerated Vesting. Rights not otherwise vested under Section 4.4(a) above shall become immediately 100% vested upon the occurrence of any of the following events while the Participant is employed by the Company or is a director of the Company, as the case may be: (1) the Participant’s death or Disability, (2) a Change in Control, or (3) upon Participant’s retirement after attaining age sixty-five (65) with at least five (5) years of service with the Company.

(c)          Discretionary Authority. The Administrative Committee has complete discretion and authority to change the vesting schedule for one or more Participants, which may include acceleration of vesting under current or prior Awards, to the extent such change is deemed to be in the best interests of the Company.

(d)          Forfeiture for Felony Conviction. If a Participant is convicted of a felony related to his or her duties as an employee or director of the Company, his or her entire Account shall be forfeited immediately upon entry of the conviction. If the felony conviction is reversed on appeal, the Participant’s Account shall be reinstated as if the conviction had never occurred.

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(e)          Termination for Cause. If a Participant is Terminated “for cause,” then his or her unvested Rights shall be permanently forfeited, no further appreciation shall be credited to his or her Account after the Termination Date, the Participant’s distribution elections shall be automatically revoked, and the vested Account balance shall be distributed in a single lump sum as soon as practicable after the Termination Date. For purposes of this Plan, Termination “for cause” means Termination for any of the following reasons:

(1) commission of an intentional act of fraud, embezzlement, or theft that occurs while performing services as an employee or director of the Company;

(2) intentional damage to the Company’s assets;

(3) intentional breach of any of the Company’s written policies, including policies regarding confidentiality;

(4) intentional breach of an employment agreement;

(5) willful and continued failure to substantially perform the Participant’s duties for the Company (other than as a result of Disability); or

(6) willful conduct by the Participant that is demonstrably and materially injurious to the Company, whether monetarily or otherwise.

Section 5
Payment

          5.1           Time and Form of Payment. Unless a Participant makes a different election under Section 5.2 or 5.3, a Participant’s Account shall be distributed beginning on his or her Termination Date (allowing for a reasonable administrative delay to process the distribution) and the distribution shall be paid in five (5) substantially equal annual installments. If the Participant is a “key employee” as defined in Code Section 416(i) and regulations under Code Section 409A, and the distribution is made on account of the Participant’s termination of employment (for a reason other than death, Disability, or a Change in Control), the first installment may not be paid earlier than six (6) months after the Participant’s Termination Date.

          5.2           Initial Election By Participant. No later than thirty (30) days after a Participant is notified of an Award, the Participant may elect the time and the form of payment of the Account balance.

(a)            Time of Payment. The Participant may elect a scheduled distribution date, which may not be later than the later of (1) the January containing or next following the Participant’s sixty-fifth (65th) birthday; or (2) his or her Termination Date.

(b)            Form of Payment. The Participant may elect from the following forms of payment: single lump sum or substantially equal annual installments over five (5), ten (10), fifteen (15) or twenty (20) years.

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         5.3          Subsequent Election by Participant. A Participant may change his or her form of distribution determined under Section 5.1 or 5.2, provided that:

(a) his or her change is filed with the Committee at least twelve (12) months prior to the date that a payment would otherwise be made; and

(b)          the first payment made under the subsequently elected form of payment cannot be made sooner than five (5) years after the date that a payment would have been made in the absence of this subsequent election.

For purposes of this Section 5.3, the payment date for a series of installment payments is treated as the date on which the first of such installment payments would be made under the terms of this Plan.

          5.4         Intervening Events. A Participant’s Account shall be distributed immediately in a single lump sum if, prior to the Participant’s Termination Date, any of the following events occur:

(a) the Participant’s death;

(b) a Change in Control;

(c) the Participant’s Disability; or

(d)          the Participant’s Termination “for cause”; provided, however, in the event of a Termination “for cause,” the Participant’s Account shall be distributed in a single lump sum as soon as practicable after Termination, in accordance with Section 4.4(e).

Section 6
Death of Participant

          6.1          Death Before Distributions Begin. If the Participant dies before distributions begin, the Administrative Committee shall authorize distribution of the Account to the Beneficiary in the form of a single lump sum as soon as administratively possible after receiving proof of the Participant’s death.

          6.2          Death During Distribution of a Benefit. If the Participant dies after any benefit distributions have begun under this Plan, but before receiving all such distributions, the Administrative Committee shall distribute to the Beneficiary the remaining benefits at the same time and in the same amounts that would have been distributed to the Participant if the Participant had survived.

          6.3          Beneficiary Designations. Each Participant shall have the right, at any time, to designate a Beneficiary to receive any benefit distributions under this Plan upon the death of the Participant. The Participant shall designate a Beneficiary by completing and signing the

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Beneficiary Designation Form, and delivering it to the Administrative Committee or its designated agent. If the Participant names someone other than his or her spouse as a Beneficiary, a spousal consent, in the form designated by the Administrative Committee, must be signed by the Participant’s spouse and returned to the Administrative Committee. The Participant’s beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Participant or if the Participant names a spouse as Beneficiary and the marriage is subsequently dissolved. The Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Plan’s rules and procedures, as in effect from time to time. Upon the acceptance by the Administrative Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Administrative Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Administrative Committee prior to the Participant’s death. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged by the Administrative Committee or its designated agent. If the Participant dies without a valid beneficiary designation, or if all designated Beneficiaries predecease the Participant, then the Participant’s spouse shall be the designated Beneficiary. If the Participant has no surviving spouse, the benefits shall be made to the personal representative of the Participant’s estate.

Section 7
Limitations

          7.1          Requirement of Non-Competition. If the employment agreement of any Participant contains a requirement that the Participant refrain from competition with the Company, at any time the Committee determines that a Participant is in violation of such non-competition agreement, it may discontinue the payment of such benefits to such person.

Section 8
Administration of the Plan

          8.1          Administrative Committee Duties. This Plan shall be administered by the Administrative Committee. The Administrative Committee shall administer this Plan according to its express terms and shall also have the discretion and authority to (i) make, amend, and enforce all appropriate rules and regulations for the administration of this Plan, and (ii) decide or resolve any and all questions, including interpretations of this Plan, as may arise in connection with the Plan to the extent the exercise of such discretion and authority does not conflict with Section 409A of the Code and regulations thereunder.

          8.2          Agents. In the administration of this Plan, the Administrative Committee may designate agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company. Unless specifically stated to the contrary, the Administrative Committee’s agents shall have the same discretion and authority as the Administrative Committee itself.

          8.3          Binding Effect of Decisions. The decision or action of the Administrative Committee or its designated agent with respect to any question arising out of or in connection

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with the administration, interpretation and application of the Plan including those persons who shall be participants in the Plan and the number of Units awarded, and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

          8.4          Indemnity of Administrative Committee. The Company shall indemnify and hold harmless the members of the Administrative Committee against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee or any of its members.

          8.5          Company Information. To enable the Administrative Committee to perform its functions, the Company shall supply full and timely information to the Administrative Committee on all matters relating to the date and circumstances of the retirement, Disability, death, or Termination Date of the Participant, and such other pertinent information as the Administrative Committee may reasonably require. The Participant hereby consents to the disclosure of such information to the Administrative Committee or its designated representative.

Section 9
Claim Procedures

          9.1          Claims Procedure. A Participant or Beneficiary (“claimant”) who has not received benefits under the Plan that he or she believes should be distributed shall make a claim for such benefits as follows:

(a)          Initiation – Written Claim. The claimant initiates a claim by submitting to the Administrative Committee a written claim for the benefits. If such a claim relates to the contents of a notice received by the claimant, the claim must be made within sixty (60) days after such notice was received by the claimant. All other claims must be made within one hundred eighty (180) days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the claimant.

(b)          Timing of Committee Response. The Administrative Committee shall respond to such claimant within ninety (90) days after receiving the claim. If the Administrative Committee determines that special circumstances require additional time for processing the claim, the Administrative Committee can extend the response period by an additional ninety (90) days by notifying the claimant in writing, prior to the end of the initial ninety (90) day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Committee expects to render its decision.

(c)          Notice of Decision. If the Committee denies part or all of the claim, the Committee shall notify the claimant in writing of such denial. The Committee shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

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(1) the specific reasons for the denial;

(2) a reference to the specific provisions of the Plan on which the denial is based;

(3) a description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed;

(4) an explanation of the Plan’s review procedures and the time limits applicable to such procedures; and

(5) a statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

          9.2          Review Procedure. If the Administrative Committee denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Administrative Committee of the denial, as follows:

(a)           Initiation – Written Request. To initiate the review, the claimant, within sixty (60) days after receiving the Administrative Committee’s notice of denial, must file with the Administrative Committee a written request for review.

(b)           Additional Submissions – Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Administrative Committee shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits.

(c)           Considerations on Review. In considering the review, the Administrative Committee shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(d)           Timing of Administrative Committee Response. The Administrative Committee shall respond in writing to such claimant within sixty (60) days after receiving the request for review. If the Administrative Committee determines that special circumstances require additional time for processing the claim, the Administrative Committee can extend the response period by an additional sixty (60) days by notifying the claimant in writing, prior to the end of the initial sixty (60)-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Administrative Committee expects to render its decision.

(e)           Notice of Decision. The Administrative Committee shall notify the claimant in writing of its decision on review. The Committee shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

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(1) the specific reasons for the denial;

(2) a reference to the specific provisions of the Plan on which the denial is based;

(3)          a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits; and

(4) a statement of the claimant’s right to bring a civil action under ERISA Section 502(a).

          9.3          Delegation of Authority to Decide Claims. The Administrative Committee may delegate its authority to decide claims to one or more officers of the Company, and such delegation shall include the full discretionary authority granted to the Administrative Committee under Section 8.1. If the claimant is a member of the Administrative Committee or has been delegated authority by the Administrative Committee, the claimant may not participate in the deliberation or decision-making process regarding his or her own claim.

Section 10
Amendments & Termination

          10.1          Amendments. This Plan may be amended only by action of the Board, evidenced by a written amendment signed by an authorized representative of the Company.

          10.2          Plan Termination Generally. This Plan may be terminated only by action of the Board, evidenced by a written amendment signed by an authorized representative of the Company. Any Rights granted under the Plan prior to the date of termination shall be governed by the terms of the Plan (including any provisions with respect to continued vesting) in effect prior to the Board’s action to terminate the Plan. Except as provided in Section 10.3, the termination of this Plan shall not cause a distribution of benefits under this Plan. Rather, upon such termination benefit distributions will be made at the earliest distribution event permitted under Section V.

          10.3          Plan Terminations Under Section 409A. The Company may distribute the vested Account balance, determined as of the Valuation Date immediately preceding termination of the Plan, to the Participant in a lump sum if the Company terminates this Plan in the following circumstances:

(a)          Within thirty (30) days before, or twelve (12) months after a Change in Control, provided that all distributions are made no later than twelve (12) months following such termination of the Plan and further provided that all the Company’s arrangements which are substantially similar to the Plan are terminated so the Participant and all participants in the similar arrangements are required to receive all amounts of compensation deferred

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under the terminated arrangements within twelve (12) months of the termination of the arrangements; or

(b)          Upon the Company’s dissolution or with the approval of a Bankruptcy court provided that the amounts deferred under the Plan are included in the Participant’s gross income in the latest of (1) the calendar year in which the Plan terminates; (2) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (3) the first calendar year in which the distribution is administratively practical; or

(c)          Upon the Company’s termination of this and all other account balance plans (as referenced in Section 409A of the Code or the regulations thereunder), provided that all distributions are made no earlier than twelve (12) months and no later than twenty-four (24) months following such termination, and the Company does not adopt any new account balance plans for a minimum of five (5) years following the date of such termination.

Section 11
Miscellaneous

          11.1          Binding Effect. This Plan shall bind the Participant and the Company, and their beneficiaries, survivors, executors, administrators and transferees.

          11.2          No Guarantee of Employment. This Plan is not a contract for employment. It does not give the Participant the right to remain as an employee or director of the Company, does not interfere with the Company’s right to discharge the Participant, nor does it constitute evidence of a Participant’s compensation at any particular rate of remuneration. It also does not require the Participant to remain an employee or director nor interfere with the Participant’s right to terminate employment at any time.

          11.3          Non-Transferability. Benefits under this Plan cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

          11.4          Tax Withholding and Reporting. The Company shall withhold any taxes that are required to be withheld, including but not limited to taxes owed under Section 409A of the Code and regulations thereunder, from the benefits provided under this Plan. The Participant acknowledges that the Company’s sole liability regarding taxes is to forward any amounts withheld to the appropriate taxing authority(ies). Further, the Company shall satisfy all applicable reporting requirements, including those under Section 409A of the Code and regulations thereunder.

          11.5          Applicable Law. The Plan and all rights hereunder shall be governed by the laws of the State of Washington, except to the extent preempted by the laws of the United States of America.

          11.6          Unfunded Arrangement. The Rights are merely an unfunded and unsecured promise to pay dollars in the future, i.e. deferred compensation subject to forfeiture. Each

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Participant and each Beneficiary are general unsecured creditors of the Company for the distribution of benefits under this Plan. The benefits represent the mere promise by the Company to distribute such benefits. It is not intended that the Rights constitute “property” under Code § 83, nor that it be constructively received by a Participant under the Code. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Participant’s life or other informal funding asset is a general asset of the Company to which the Participant and Beneficiary have no preferred or secured claim.

          11.7          Entire Plan. This Plan constitutes the entire agreement between the Company and the Participant as to the subject matter hereof. No rights are granted to the Participant by virtue of this Plan other than those specifically set forth herein.

          11.8          Alternative Action. In the event it shall become impossible for the Company or the Committee to perform any act required by this Plan, the Company or Committee may in its discretion perform such alternative act as most nearly carries out the intent and purpose of this Plan and is in the best interests of the Company, provided that such alternative acts do not violate Section 409A of the Code.

          11.9          Headings. Article and section headings are for convenient reference only and shall not control or affect the meaning or construction of any of its provisions.

          11.10          Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision has never been inserted herein.

          11.11          Compliance with Section 409A. This Plan shall at all times be administered and the provisions of this Plan shall be interpreted consistent with the requirements of Section 409A of the Code and any and all regulations thereunder, including such regulations as may be promulgated after the Effective Date of this Plan.

          IN WITNESS WHEREOF, and pursuant to proper authority, a duly authorized representative of the Company has signed this Plan on this 17th day of September, 2007.

EAST FORK BIODIESEL, LLC

By:

Name:	Kenneth M. Clark,	its	President

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EAST FORK BIODIESEL, LLC
2007 UNIT APPRECIATION PLAN

NOTICE OF AWARD AND AGREEMENT

          This Agreement is entered into between East Fork Biodiesel, LLC (the “Company”) and the _________________________________ (the “Participant”), pursuant to the East Fork Biodiesel, LLC 2007 Unit Appreciation Plan (the “Plan”).

I.	Provisions of Plan

         Participant, by his/her signature below, hereby acknowledges (a) receipt of a copy of the Plan document, (b) having read and understood the provisions of the Plan respecting the entitlement to and calculation of benefits, and (c) that the Plan may be amended or terminated by the Board of Directors at any time in accordance with its terms. All of the terms and conditions of the Plan are contained in the Plan document. Capitalized terms used herein shall have the meaning so defined in the Plan document. In the event of any conflict between this Agreement and the Plan, the provisions of the Plan shall be controlling.

II.	Award, Valuation, Vesting and Conversion of Rights

          A.          Award. Pursuant to this Notice of Award, the Company has awarded Participant _________________ (_____) Unit Appreciation Rights under the Plan. Participant agrees to the terms of the Plan governing the vesting, conversion and distribution of the Award and understands that the elections made in this Agreement will be effective for the Rights awarded and, unless a subsequent election is made at the time of, and with respect to, future Awards, shall also apply to any other Awards under the Plan. The elections are irrevocable, except as specifically set forth in the Plan.

          B.          Value. The base value of each Unit awarded under this Notice of Award, for purposes of Section 4.2 of the Plan, represents the Fair Market Value of one (1) Unit of the Company’s Membership Interests at the closing price as of the date this Award is approved by the Board or the Administrative Committee.

          C.          Vesting. This Award shall vest in accordance with the Vesting provisions of Plan Section 4.4.

III.	Timing and Form of Distribution

          Participant understands that the distribution of his or her Account under the Plan shall be paid in cash at the time and in the form set forth in the Plan, unless the Participant indicates a different time and/or form of payment in the following tables:

A.	Time of Payment (Select One):
	☐	Scheduled Distribution Date:________________________ (specify date)
	☐	Participant’s Termination Date

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B.	Form of Payment (Select One):
	☐	Single lump sum
	☐	Approximately equal installments over five (5) years.
	☐	Approximately equal installments over ten (10) years.
	☐	Approximately equal installments over fifteen (15) years.
	☐	Approximately equal installments over twenty (20) years.

Participant also understands that the timing and form of such distribution may be changed only at the time and in the manner provided under the Plan.

IV.	Designation of Beneficiary

         Participant understands that, if he or she dies before the entire Plan Account has been distributed, the cash equivalent value of the Plan account will be distributed as provided in a properly filed beneficiary designation in the form and in accordance with the terms of the Plan. If no beneficiary is named, the Award (and associated account) will be paid as provided in the Plan. Changes to my beneficiary designation can only be made by contacting the Company at its corporate office.

V.	Award of Rights

         Pursuant to proper authority, effective as dated below, the Company hereby awards the Unit Appreciation Rights described herein.

EAST FORK BIODIESEL,LLC

By:

Name: ______________________, its_______________

VI.	Acceptance of Award

          I hereby agree on behalf of myself and my Beneficiaries to accept these Plan benefits and to be bound by the Plan’s terms and conditions. I understand that the Plan is an unfunded, unsecured obligation of the Company.

By:

Printed Name: ____________________________________

Social Security Number: ____________________________

Address:

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2007 EAST FORK BIODIESEL, LLC
UNIT APPRECIATION PLAN

BENEFICIARY DESIGNATION FORM

I, _____________________, the undersigned Participant in the Plan, designate the following as Beneficiary(ies) under the Plan:

Name of Primary Beneficiary(ies)	Percentage Interest

Name of Contingent Beneficiary(ies)	Percentage Interest

Instructions:

•	Please PRINT CLEARLY or TYPE the names of the beneficiaries.

•	If you are married, you can name a non-spouse beneficiary only with the signed consent of your spouse in the space provided below.

•	Be aware that none of the contingent beneficiaries will receive anything unless ALL of the primary beneficiaries predecease you.

          I understand that I may change these beneficiary designations by delivering a new written designation to the Administrative Committee, which shall be effective only upon receipt and acknowledgment by the Administrative Committee prior to my death. I further understand that the designations will be automatically revoked if the Beneficiary predeceases me, or if I have named my spouse as Beneficiary and our marriage is subsequently dissolved.

By: ______________________________________________	Date: ________________________________

CONSENT OF SPOUSE

I, ____________________________________________, the undersigned spouse of the Participant named in the foregoing “Beneficiary Designation,” hereby certify I have read the Beneficiary Designation and fully understand the designations herein. Being fully satisfied with the provisions of the designation, I hereby consent to and accept the beneficiary designation, without regard to whether I survive or predecease my spouse. This consent is irrevocable unless my spouse changes the designation.

I have executed this consent this _______________ day of ______________________________, 20 _______.

Signature of spouse of participant

Signature of spouse witnessed this ____________ day of ______________________________, 20 _________, in the presence of:

_____________________________________________________

__________________________, Plan Representative
or

STATE OF__________________, COUNTY OF __________________, SS:

          IN WITNESS WHEREOF, before me, the undersigned, a Notary Public, personally appeared _________________________ who executed the above Consent of Spouse as a free and voluntary act.

(SEAL)

Notary Public in and for said State

Received by the Administrative Committee this ________ day of___________________, 20___.

By:	________________________________
________________________________
________________, Chair of Administrative Committee

RETURN THIS FORM TO THE ADMINISTRATIVE COMMITTEE